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                                                                  EXHIBIT 10(y)

                               BCK/RIVGAM, L.L.C.
                               19 SPECTACLE LANE
                                WILTON, CT 06897



January 20, 1998



Lynch PCS Corporation G
8 Sound Shore Drive
Greenwich, CT 06830

Gentlemen:

         This will confirm the agreement between BCK/Rivgam, L.L.C. ("BCK/R") and Lynch PCS Corporation G ("LPCG") with respect to BCK/R's participation in the Federal Communications Commission ("FCC")'s auctions for licenses for local multipoint distribution service ("LMDS").

1.       LPCG Services.  LPCG will provide certain services as follows:

         (i) LPCG will be responsible for submitting bids in the LMDS auctions on behalf of BCK/R, subject to the control and as authorized by BCK/R;

         (ii) LPCG will be responsible, in consultation with BCK/R, for recommending certain strategies for any LMDS licenses won; and

         (iii) LPCG will provide such other ancillary services as agreed to between LPCG and BCK/R.

2. Compensation. In return for LPCG's providing such services, BCK/R will

         (a) reimburse LPCG for all out-of-pocket expenses incurred by LPCG in connection with providing such services provided BCK/R is the winning bidder on any LMDS Licenses; and

         (b) pay LPCG 5% of the Net Profits of BCK/R from time to time as and when realized.

With respect to any capital contributions by Marie Balitsos, Nara
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Cadorin, and Rivgam LMDS, L.L.C. ("Rivgam") or any Affiliate of such person, to
BCK/R up to an aggregate maximum of 25% of the cost (net of any bidding credits) of LMDS Licenses won by BCK/R in the LMDS auctions (the "Equity Investment"), there shall be deemed to be, for purposes of computing Net Profits, an interest expense equal to 20% plus the higher of the prime rate (as set forth in the Wall Street Journal) or 7% (reset annually on each January 1), compounded annually. Interest, commitment fees and other payments on loans by Rivgam (or its Affiliate) to BCK/R (the "Rivgam Loan") pursuant to the Loan Agreement (the "Rivgam Loan Agreement") dated as of February 1, 1998, shall be deemed to be costs at the rates stated therein in computing Net Profits, but the special fee (the "Special Fee") provided for in Section 2.01(e) of the Rivgam Loan Agreement shall not be deemed to be a cost for purposes of computing Net Profits. Net Profits shall mean and shall be deemed to be realized at the time of (i) any profits received by BCK/R from the sale, directly or indirectly, of all or a substantial portion of the assets of BCK/R (assuming the payment of the principal and deemed interest expense on the Equity Investment), (ii) any payments or distributions by BCK/R, including loans, to the members of BCK/R or their Affiliates (other than payments of principal and deemed interest expense on the Equity Investment, payments (other than the Special Payment) pursuant to the Rivgam Loan Agreement and payments pursuant to the Expenses Agreement referred to in the Rivgam Loan Agreement),
(iii) the proceeds from any sale, directly or indirectly, including a merger or similar transaction, by any Members of BCK/R of any of their interest in BCK/R and/or (iv) the proceeds from any sale or transfer of any interest in any member of BCK/R, whether by an existing shareholder or an Affiliate, to a person that is not an Affiliate of BCK/R. The term "Affiliate" shall have the meaning in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
Any recipient of any distributions or proceeds from sale shall be responsible, in addition to BCK/R, for the payment of any amounts due under clause (b) above.

3.       Other.

         (a) The agreement shall be binding on any successors to LPCG, BCK/R and any Members of BCK/R.

         (b) BCK/R shall not conduct any business other than LMDS.





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         (c) This Agreement shall be construed in accordance with the internal law of the State of Connecticut (without reference to choice of law provisions).

         (d) Any dispute hereunder shall be subject to arbitration in New York City or Stamford, Connecticut, in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Letter Agreement as of January 20, 1998.


LYNCH PCS CORPORATION G           BCK/Rivgam, L.L.C.



By:                               By:
    -------------------              ----------------------------
    Robert E. Dolan                  Marie Balitsos
    President                        Managing Member of BCK/R


                       AGREED TO:
                                  ----------------------------
                                  Marie Balitsos
                                  A Member of BCK/R




                                  ----------------------------
                                  Nara Cadorin
                                  A Member of BCK/R

                                  Rivgam LMDS, L.L.C.
                                  A Member of BCK/R



                                  By:
                                     ------------------------





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